Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Diageo plc:

We consent to the incorporation by reference in the registration statements listed below of Diageo plc of our reports dated 29 August 2007, with respect to the consolidated balance sheets of Diageo plc as of 30 June 2007 and 2006, and the related consolidated income statements, consolidated statements of recognised income and expense, and consolidated cash flow statements for each of the years in the three-year period ended 30 June 2007, management’s assessment of the effectiveness of internal control over financial reporting as of 30 June 2007 and the effectiveness of internal control over financial reporting as of 30 June 2007, which reports appear in the 30 June 2007 annual report on Form 20-F of Diageo plc.

Registration Statement on Form F-3 (File Nos. 333-10410, 333-14100, 333-11084, and 333-132732);
Registration Statement on Form S-8 (File No. 333-11460);
Registration Statement on Form S-8 (File No. 333-11462);
Registration Statement on Form S-8 (File No. 333-09770);
Registration Statement on Form S-8 (File No. 333-08092);
Registration Statement on Form S-8 (File No. 333-08094);
Registration Statement on Form S-8 (File No. 333-08096);
Registration Statement on Form S-8 (File No. 333-08098);
Registration Statement on Form S-8 (File No. 333-08090);
Registration Statement on Form S-8 (File No. 333-08102);
Registration Statement on Form S-8 (File No. 333-08104); and
Registration Statement on Form S-8 (File No. 333-08106).

Our report with respect to the aforementioned consolidated financial statements refers to the company having changed its method of accounting for certain financial instruments with effect from 1 July 2005.

KPMG Audit Plc
Chartered Accountants
London, England

17 September 2007